                                                                  EXHIBIT 99(r)

                                   F-4 REPORT

                           For the Three Months Ended

                               March 31, 1992

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                               250 Lytton Avenue
                          Palo Alto, California  94301

                      Employers Identification #94-2622607

                           Telephone:  (415) 327-0210

             Securities Registered Under Section 12(g) of the Act:
                                  Common Stock
              Listed on National Association of Securities Dealers
                              Automated Quotations





Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes    X            No

The aggregate market value of voting stock held by non-affiliates of the bank is $31,189,776 based upon the market price of the stock on March 31, 1992.

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY




                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1992. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

                                     INDEX


PART I                                                       Page
 ITEM 1.          Financial Statements                        3

                  Consolidated Balance Sheet                  3

                  Schedule I, Securities                      4

                  Schedule II, Loans and Lease Financing      5

                  Schedule III, Off Balance Sheet Items       6

                  Consolidated Statements of Income           7

                  Schedule IV, Investments In, Dividend
                  Income From, and Equity in Earnings or
                  Losses of Related Parties                   8

                  Schedule V, Charge-Offs and Recoveries
                  and Changes in Allowance for Loan and
                  Lease Loss                                  9

                  Consolidated Statements of Cash Flows      10

                  Statement of Changes in Undivided Profits  11

                  Notes to Financial Statements              12

 ITEM 2.          Management's Discussion and Analysis of
                  Financial Condition and Results of
                  Operations                                 14

PART II

 ITEM 1.          Legal Proceedings                          22

 ITEM 2.          Change in Securities                       22

 ITEM 3.          Defaults Upon Senior Securities            22

 ITEM 4.          Submission of Matters to a Vote of
                  Security Holders                           22

 ITEM 5.          Other Information                          22

 ITEM 6.          Exhibits and Reports of Form F-3           22

SIGNATURES                                                   23

ITEM 1. FINANCIAL STATEMENTS


                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           CONSOLIDATED BALANCE SHEET


                                                                                        March 31,              December 31,
                                                                                          1992                     1991
                                                                                                 (In Thousands)
  ASSETS
  Cash and Due From Banks                                                                $22,380                 $20,315
  Securities                                                                              70,952                  73,653
  Federal Funds Sold                                                                      32,000                  18,100
  Loans and Lease Financing
    Commercial, Financial & Industrial                                                    53,350                  53,460
    Real Estate Construction                                                               7,567                   7,315
    Real Estate Mortgage                                                                 118,170                 112,061
    Instalment Loans                                                                      17,363                  18,746
    Lease Financing                                                                        1,124                     872
    Bankers Acceptances                                                                    7,898                  15,115
    Other Loans                                                                            2,145                   1,875
    Less: Unearned Income                                                                   (599)                   (719)
  Total Gross Loans                                                                      207,018                 208,725
  Less Reserve for Loan Losses                                                            (2,092)                 (1,828)
  Net Loans                                                                              204,926                 206,897
  Premises and Fixed Assets                                                               14,426                  14,108
  Other Real Estate Owned                                                                    239                     239
  Accrued Interest Receivable
    And Other Assets                                                                       3,913                   3,938
      Total Assets                                                                      $348,836                $337,250

  LIABILITIES
  Deposits
    Demand                                                                               $40,565                 $41,720
    Savings & Super NOW accounts                                                          60,905                  66,798
    Money Fund Accounts                                                                  181,949                 167,388
    Time Deposits $100,000 and over                                                       29,692                  23,989
    Time Deposits under $100,000                                                           8,325                   9,239
  Total Deposits                                                                        $321,436                $309,134

  Securities sold under Repurchase
    Agreement                                                                                  0                       0
  Accrued Interest Payable and
    Other Liabilities                                                                      1,560                   2,925
      Total Liabilities                                                                 $322,996                $312,059

  EQUITY CAPITAL
  Common Stock, $2.50 par value
    Authorized, 3,000,000 shares
  Issued and Outstanding, 1,274,806 Shares at
    12/31/91 & 1,299,574 at 3/31/92                                                        3,249                   3,187
  Capital Surplus                                                                          6,974                   6,602
  Retained Earnings                                                                       15,617                  15,402
  TOTAL SHAREHOLDERS EQUITY                                                              $25,840                 $25,191

  TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                                             $348,836                $337,250

  SCHEDULE I--SECURITIES

                                                                                        Book Value                 Market Value
                                                                                         Column A                   Column B
                                                                                                  (In Thousands)
  1.  U. S. Treasury Securities                                                           $4,670                     $4,820

  2.  U. S. Government Agency and
      Corporation obligations:
      a.  All holdings of U. S. Government-
      issued or guaranteed certificates
      of participation in pools of
      residential mortgages                                                                 None                       None
      b.  All other                                                                       32,501                     32,968

  3.  Securities issued by states and
      political subdivisions in the U. S.
      a.  General Obligations                                                             20,146                     21,318
      b.  Revenue Obligations                                                             12,229                     12,824
      c.  Industrial development and
      similar obligations                                                                  1,100                      1,214

  4.  Other domestic securities (debt and
      equity)
      a.  All holdings of private certificates
      of participation in pools of residential
      mortgages                                                                             None                       None
      b.  All other                                                                          306                        306

  5.  Foreign securities (debt and equity)                                                  None                       None

  6.  Total                                                                              $70,952                    $73,450
  7.  Pledged Securities                                                                 $30,915                    $33,033


              (The balance of this page intentionally left blank.)

  SCHEDULE II--LOANS AND LEASE FINANCING RECEIVABLES                                                                   BOOK VALUE
                                                                                                                      (In Thousands)
  1.  Loans secured by real estate
      a.  Construction and land development                                                                              $7,567
      b.  Secured by farmland (including farm
          residential and other improvements)                                                                             3,085
      c.  Secured by 1 - 4 family residential properties:
          (1)  Revolving, open-ended secured by 1 - 4 family
               residential properties and extended under lines
               of credit                                                                                                 34,973
          (2)  All other loans secured by 1 - 4 family
               residences
              (a)  Secured by first liens                                                                                36,427
              (b)  Secured by second liens                                                                               10,742
      d.  Secured by multifamily (5 or more)
          residential properties                                                                                            335
      e.  Secured by nonfarm nonresidential properties                                                                   32,608
  2.  Loans to depository institutions
      a.  To commercial banks in the U. S.:
          (1)  To U. S. branches and agencies of foreign banks                                                             None
          (2)  To other commercial banks in the U.S.                                                                       None
      b.  To other depository institutions in the U. S.                                                                    None
      c.  To banks in foreign countries
          (1)  To foreign branches of other U. S. banks                                                                    None
          (2)  To other banks in foreign countries                                                                         None
  3.  Loans to finance agricultural production and other
      loans to farmers                                                                                                     None
  4.  Commercial and industrial loans
      a.  To U. S. Addresses (domicile)                                                                                  53,350
      b.  To non-U. S. addresses (domicile)                                                                                None
  5.  Acceptances of other banks                                                                                          7,898
  6.  Loans to individuals for household, family and other
      personal expenditures (includes purchased paper)
      a.  Credit cards and related plans                                                                                  2,251
      b.  Other                                                                                                          15,112
  7.  Loans to foreign governments and official
      institutions (including foreign central banks)                                                                       None
  8.  Obligations (other than securities) of states and
      political subdivisions in the U. S.:
      a.  Nonrated industrial development obligations                                                                      None
      b.  Other obligations (excluding securities)                                                                         None
  9.  Other loans:
      a.  Loans for purchasing or carrying securities
      (secured and unsecured)                                                                                              None
      b.  All other loans                                                                                                 2,145
  10.  Lease financing receivables (net of unearned income)                                                               1,124
  11.  Less: Any unearned income on loans reflected in
       items 1-9 above                                                                                                     (599)

  12.  Total loans and leases, net of unearned income (sum of                                                         ---------
       items 1 through 10 minus item 11)                                                                               $207,018
  13.  Commercial paper included in call report schedule RC-C                                                              None

  SCHEDULE III--OFF BALANCE SHEET ITEMS
                                                                                                                 DOLLAR AMOUNT
                                                                                                                 (In Thousands)
  1.  Unused commitments:
      a.  Revolving, open-end lines secured by 1-4 family
      residential properties                                                                                        $23,567
      b.  Credit card lines                                                                                           3,844
      c.  Commercial real estate, construction and land
      development
          (1)  Commitments to fund loans secured by real estate                                                       2,829
          (2)  Commitments to fund loans not secured by real estate                                                    None
      d.  Securities underwriting                                                                                      None
      e.  Other unused commitments                                                                                   51,665
  2.  Financial standby letters of credit                                                                             7,509
      a.  Amount of financial standby letters of credit
      conveyed to others                                                                                               None
  3.  Performance standby letters of credit                                                                            None
      a.  Amount of performance standby letters of credit
      conveyed to others                                                                                               None
  4.  Commercial and similar letters of credit                                                                         None
  5.  Participations in acceptances conveyed to others                                                                 None
  6.  Participations in acceptances acquired                                                                           None
  7.  Securities borrowed                                                                                              None
  8.  Securities lent                                                                                                  None
  9.  Mortgages transferred with recourse:
      a.  FNMA and FHLMC residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                    None
        (2)  Amount of recourse exposure on these mortgages                                                            None
      b.  Private residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                    None
        (2)  Amount of recourse exposure on these mortgages                                                            None
      c.  Farmer Mac agricultural mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                    None
        (2)  Amount of recourse exposure on these mortgages                                                            None
  10.  When-issued securities:
      a.  Gross commitments to purchase                                                                                None
      b.  Gross commitments to sell                                                                                    None
  11.  Interest rate contracts:
      a.  Notional value of interest rate swaps                                                                        None
      b.  Futures and forward contracts                                                                                None
      c.  Option contracts
        (1)  Written option contracts                                                                                  None
        (2)  Purchased opton contracts.                                                                                None
  12.  Foreign exchange rate contracts:
      a.  Notional value of exchange swaps                                                                             None
      b.  Commitments to purchase currencies and U. S. dollar
      exchange (spot, forward, and futures)                                                                            None
      c.  Option contracts (options on foreign currency:
        (1)  Written option contracts                                                                                  None
        (2)  Purchased option contracts                                                                                None

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME


                                                                                            Fiscal Year-to-Date and
                                                                                              Three Months Ended
                                                                                         March 31,             March 31,
                                                                                           1992                  1991
                                                                                                (In Thousands)
  Interest Income

    Interest and fees on loans                                                              $4,379                $4,667
    Income from financing lease receivables                                                      0                     0
    Interest on Securities (Note 1)
      Taxable                                                                                  790                   699
      Non-Taxable                                                                              602                   554
    Interest income on Federal funds sold                                                      193                   336

  Total Interest Income                                                                     $5,964                $6,256

  Interest Expense

    Interest on Deposits
      Time Certificates over $100M                                                            $260                  $540
      Other Time Deposits                                                                    2,005                 2,481
    Securities Sold Under Repurchase Agreements                                                  4                    11

  Total Interest Expense                                                                    $2,269                $3,032

  Net Interest Income                                                                       $3,695                $3,224

  Provision for Loan and Lease Losses                                                          300                   150

  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES                                                               $3,395                $3,074

  Non-Interest Income
    Income from Fiduciary Activities                                                           456                   336
    Service Charges on Deposit Accounts                                                        127                   116
    Other Income                                                                               123                   138
    Gains (Losses) on securities not held in
    trading accounts                                                                            46                     0

  Total Non-Interest Income                                                                   $752                  $590

  Non-Interest Expense
    Salaries and Benefits                                                                    1,775                 1,625
    Occupancy Expense                                                                          258                   249
    Other Expense                                                                              833                   684

  Total Non-Interest Expense                                                                $2,866                $2,558

  INCOME BEFORE INCOME TAXES                                                                $1,281                $1,106

  Applicable Income Taxes                                                                      353                   311

  NET INCOME                                                                                  $928                  $795
  Earnings Per Share                                                                         $0.70                 $0.61
  Dividends Per Share                                                                        $0.55                 $0.45

  SCHEDULE IV--INVESTMENTS IN, DIVIDEND INCOME FROM, AND EQUITY IN EARNINGS OR LOSSES OF RELATED PARTIES

                                      Percent           Total             Equity in            Amount             Bank's
                                        of            Investment         Underlying              of           Proportionate
  Name of Issuer                      Voting                                net               Dividends           Part of
                                       Stock                               Assets                                Earnings
                                       Owned                                 at                                   or Loss
                                                                           Balance                                for the
                                                                            Sheet                                 Period
                                                                            Date
- ---------------------------------------------------------------------------------------------------------------------------
  Totals                                None              None               None                None               None
- ---------------------------------------------------------------------------------------------------------------------------



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                                       8

SCHEDULE V--CHARGE-OFFS AND RECOVERIES AND CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSS



I.  CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

                                                                                               Charge-Offs            Recoveries
                                                                                                        (In Thousands)
1.  Real estate loans                                                                          None                   None
2.  Instalment loans                                                                           None                   None
3.  Credit cards and related plans                                                              $36                   None
4.  Commercial (time and demand) and all
    other loans                                                                                None                   None
5.  Lease financing receivables                                                                None                   None
6.  Total (sum of items 1 through 5)                                                            $36                     $0

1.  Loans to foreign governments and official
    institutions included in items 1. through
    4. above                                                                                   None                   None
2.  Agricultural loans included in items 1.
    through 4. above                                                                           None                   None

II.  CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

                                                                                                               DOLLAR
                                                                                                               AMOUNT
                                                                                                                (In
                                                                                                             Thousands)
1.  Balance end of previous calendar year                                                                    $1,828
2.  Recoveries                                                                                                    0
3.  Charge-Offs                                                                                                  36
4.  Provision for loan and lease losses                                                                         300
5.  Adjustments                                                                                                None
6.  Balance end of current period                                                                            $2,092


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                                       9

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1992 AND 1991


                                                                                       MARCH 31,              MARCH 31,
  CASH FLOWS FROM OPERATING ACTIVITIES:                                                  1992                    1991
    Net Income                                                                           $928                   $795
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Provision for loan losses                                                         300                    150
        Depreciation and amortization                                                     149                    137
        Net amortization of investment security discounts                                  14                     13
        (Gain) loss on sale of fixed assets                                                 0                      0
          Decrease in interest receivable & other assets                                 (587)                    56
          Decrease in interest payable & other liabilities                             (1,125)                  (898)

              NET CASH PROVIDED BY OPERATING ACTIVITIES                                 ($321)                  $253

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturities or calls of investment securities                          3,786                  3,610
    Purchase of investment securities                                                  (1,100)                (2,912)
    Increase (decrease) in securities sold under repurchase
      agreements                                                                            0                  1,045
    Net (increase) decrease in loans receivable                                        (5,509)                   959
    Principal collected on bankers' acceptances                                        15,115                  4,924
    Bankers' acceptances originated or acquired                                        (7,898)                (1,977)
    Capital expenditures                                                                 (468)                (3,417)
    Net loan (losses) recoveries                                                          (36)                   (28)
             NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                          $3,890                 $2,204

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in demand deposits, NOW accounts,
      savings deposits and money fund deposits                                          7,513                 14,499
    Net increase (decrease) in certificates of deposit                                  4,789                    (82)
    Cash dividends                                                                       (714)                  (560)
    Proceeds from common stock issued                                                     434                    415
            NET CASH PROVIDED BY FINANCING ACTIVITIES                                  12,022                 14,272
            INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          $15,591                $16,729

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    $38,415                $37,149

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $54,006                $53,878

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                    Fiscal Quarter Ended March 31, 1992



Balance at beginning of current fiscal year       $15,402,301

Net income to date                                    927,904

Transfer to Dividends Payable                        (713,501)
                                                  -----------

Balance at end of interim period                  $15,616,704



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                                       11

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                         Quarter ended March 31, 1992


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1992.

NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.


NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

            Statutory tax rate                    100.0%
            Tax effect of municipal income        (40.0)
                                                  -----
            Current provision tax rate             60.0



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                                       13

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the first quarter of 1992, the Bank's capital increased by $648,751, or 2.78%, compared to an increase of $650,347, or 2.90% in the same period of 1991. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of fifty-five cents a share to shareholders of record February 3, 1992, or a total of $713,501 compared to a dividend of forty-five cents per share, or a total of $560,021 in the same period of 1991.

The Bank is subject to Office of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholder's equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The guidelines provide for a transition period that extends through the end of 1992. As of December 31, 1990, the minimum required ratio for qualifying Total Capital (including grandfathered goodwill) using the 1990 transition rules is 7.25% of which 3.625% must be Tier 1 Capital. After the end of 1992, the minimum required qualifying total capital ratio will be 8%, of which at least 4% must consist of Tier 1 Capital. At March 31, 1992, the Bank's Tier 1 Capital totaled $25,840,000 and Total Capital was $27,932,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 10.76% and its Total Capital to total risk weighted assets ratio was 11.63%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending March 31, 1992 and for the years ending December 31, 1991 and December 31, 1990.

AVERAGE BALANCE SHEET

                                     3/31/92                    12/31/91                     12/31/90
                                     -------                    --------                     ---------
ASSETS
Cash & Due From Banks           $20,844    6.24%             $17,299    5.60%             $16,367    5.99%
Investment Securities            72,459   21.69%              66,201   21.43%              58,906   21.56%
Fed Funds Sold                   20,135    6.03%              27,283    8.83%              23,110    8.46%
Loans                           202,568   60.63%             180,647   58.48%             160,593   58.77%
Premises & Equipment             14,356    4.30%              13,321    4.31%              10,622    3.89%
Other Assets                      3,760    1.13%               4,172    1.35%               3,644    1.33%
                                -------   -----              -------   -----              -------   -----

  TOTAL ASSETS                 $334,122  100.00%            $308,923  100.00%            $273,242  100.00%
                               ========  ======             ========  ======             ========  ======

LIABILITIES
Demand Deposits                 $38,925   11.65%             $35,227   11.40%             $31,194   11.42%
Savings & Now                    63,445   18.99%              55,408   17.94%              48,938   17.91%
Money Funds                     170,730   51.10%             150,012   48.56%             115,661   42.33%
Time Deposits                    33,293    9.96%              40,673   13.17%              53,689   19.65%
                                -------   -----              -------   -----              -------   -----
  Total Deposits               $306,393   91.70%            $281,320   91.06%            $249,482   91.30%
Other Borrowings                      0    0.00%               1,181    0.38%                 659    0.24%
Other Liabilities                 2,233    0.67%               2,687    0.87%               2,208    0.81%
                                -------   -----              -------   -----              -------   -----
  TOTAL LIABILITIES            $308,626   92.37%            $285,188   92.32%            $252,349   92.35%
SHAREHOLDERS EQUITY              25,496    7.63%              23,735    7.68%              20,893    7.65%
                                -------   -----              -------   -----              -------   -----

  TOTAL LIABILITIES            $334,122  100.00%            $308,923  100.00%            $273,242  100.00%
    AND EQUITY                 ========  ======             ========  ======             ========  ======


Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending March 31, 1992, those assets comprised 33.96% of the Bank's assets compared to 35.86% in 1991 and 36.01% in 1990.

A principal source of liquidity is new deposit generation. Historically, loan generation has lagged deposit growth. That trend reversed in 1988 and continued to the current quarter. The loan to deposit ratio decreased from 64.37% in 1990 to 64.21% in 1991 and increased to 66.11% in the first quarter of 1992. Growth rates for the first quarter of 1992 and for the years 1991 and 1990 are shown in the following table.

                                   March, 1992        1991          1990
                                   -----------        ----          ----
Net Loans                         $202,568           $180,647      $160,593
Growth Rate                          12.13%             12.49%        21.39%
Deposits                          $306,393           $281,320      $249,482
Growth Rate                           8.91%             12.76%        19.48%
Loans to Deposits                    66.11%             64.21%        64.37%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of March 31, 1992, the investment portfolio totaled $70,952,051. Of that amount, $10,000,668, or 14.09% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable.

Within the loan portfolio are investments in short term bankers acceptances totaling $7,898,191 at March 31, 1992. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of March 31, 1992, the Bank has two lines available totaling $8,000,000 of which $5,000,000 is committed until June 30, 1992, and on which commitment fees have been paid. $3,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended March 31, 1992:

Outstanding Balances as of December 31, 1991        $ 2,170,006.07

Aggregate Amount of New Loans Made                        -0-

Aggregate Amount of Repayments                          989,206.00

Aggregate Amount of Other Changes                       390,791.88

Aggregate Amount of Outstandings at March 31, 1992   $1,571,592.58

During the period ended March 31, 1992, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended March 31, 1992, average daily assets increased by $47.9 million or 16.75% over the first quarter 1991 and increased by $230 thousand, or less than 1%, over the fourth quarter of 1991. Deposits and other borrowings increased $44.6 million, or 17.03% over the first quarter of 1991 and increased $143 thousand, or 0.05% over the fourth quarter of 1991.

The mix in earning assets reflects a increase in loan demand. Loans, net of banker's acceptances, as a percent of earning assets were 66.17% for the quarter ended March 31, 1992, compared to 66.07% for the first quarter of 1991 and 60.91% for the fourth quarter of 1991.

Net Interest Income and Margin

In the three months ended March 31, 1992, net interest income on a fully taxable equivalent basis increased $285,000, or 7.66% from the preceding quarter and increased $496,000, or 14.14%, over the same period in 1991.

Interest-earning assets averaged $297.1 million, an increase of $41.8 million, or 16.35%, over the same period in 1991. Interest earned on those assets decreased $267,000, or 4.08%, for a total of $6,274,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 10.39% in the first quarter of 1991 to 8.49% in the current period. Compared with the preceding period, interest on earning assets decreased $457,000, or 6.79%. Yields decreased fifty nine basis points from 9.08% to 8.49%.

Average interest-bearing liabilities increased by $44.6 million to $306.4 million, or 17.03% over the same period in 1991. Interest expense decreased $763,000, or 25.16%. The composite average cost of funds decreased from 4.70% to 2.98%. In this quarter, compared to the prior quarter, the cost of funds decreased by one hundred one basis points from 3.99% to 2.98%. Net interest margin decreased from 5.57% in the first quarter of 1991 to 5.02% in the fourth quarter of 1991 and increased to 5.42% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $115,900, or 19.63% over the same period in 1991 and increased $37,700, or 5.63% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $455,800 or 50.28% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense

Non-interest expense increased $307,800, or 12.03%, in this period compared to the same period in 1991, and increased $232,700 or 8.84% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth. Increases are also due to the opening of an additional banking floor in Menlo Park and a Trust Representative office in Santa Cruz in the fourth quarter of 1989 and the establishment of an operations center in Menlo Park in the current period.

Provision for Loan and Lease Losses

The Bank provided $300,000 for loan losses in this period compared to $150,000 in the first quarter of 1991 and to $425,000 in the fourth quarter of 1991. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Letters of Credit

At March 31, 1992, the Bank's commitments under unused letters of credit were $7,509,000 of which 20% are reasonably expected to be exercised within the next twelve months. At March 31, 1991, such commitments totaled $6,627,000 and at December 31, 1991, $8,048,000.


              (The balance of this page intentionally left blank)

The following table is a summary of the major elements of income and expenses for the quarter ended March 31, 1992 compared with the same quarter of 1991 and the quarter ended December 31, 1991.

                                           For the Three Months Ended               For the Three Months Ended
                                           --------------------------               --------------------------
                                    March 31         March 31      Percent        March 31         December 31   Percent
                                    --------         --------      -------       --------        -----------     --------
                                      1992             1991         Change          1992             1991         Change
                                      ----             ----         ------          ----             ----         -------
Interest Income                    $5,963,617       $6,256,090       -4.68%       $5,963,617       $6,422,407       -7.14%
Interest Expense                    2,269,171        3,032,490      -25.17%        2,269,171        3,012,086      -24.66%
                                   ----------       ----------      ------        ----------       ----------      ------

Net Interest Income                $3,694,446       $3,223,600       14.61%       $3,694,446       $3,410,321        8.33%

Provision for Loan Losses             300,000          150,000      100.00%          300,000          425,000      -29.41%
                                   ----------       ----------      ------        ----------       ----------      ------

Net Interest Income after
  Provision for Loan Losses        $3,394,446       $3,073,600       10.44%       $3,394,446       $2,985,321       13.70%

Non-Interest Income                   706,525          590,597       19.63%          706,525          668,859        5.63%
Non-Interest Expense                2,865,671        2,557,851       12.03%        2,865,671        2,632,910        8.84%
                                   ----------       ----------      ------        ----------       ----------      ------

Income Before Securities
  Gain                             $1,235,300       $1,106,346       11.66%       $1,235,300       $1,021,270       20.96%

Gain on Call of Securities             46,101                0        0.00%           46,101                0        0.00%
                                   ----------       ----------      ------        ----------       ----------      ------

Income Before Income Taxes         $1,281,401       $1,106,346       15.82%       $1,281,401       $1,021,270       25.47%

Income Taxes                          353,497          311,488       13.49%          353,497          288,007       22.74%
                                   ----------       ----------      ------        ----------       ----------      ------

Net Income                         $  927,904       $  794,858       16.74%       $  927,904       $  733,263       26.54%
                                   ==========       ==========      ======        ==========       ==========      ======
Earnings per Share of
  Common Stock:
  Net Income                            $0.70            $0.61       14.75%            $0.70            $0.56       25.00%
Dividends per Share of
  Common Stock                          $0.55            $0.45       22.22%            $0.55            $0.00      100.00%

  INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended March 31, 1992 over the same period in 1991 and for the three months ended December 31,1991. Average balances are expressed in thousands of dollars:

                                                                             For the Three Months Ended
                                                          March 31, 1992                                 March 31, 1991

                                             ---------------------------------------------------------------------------------------
                                            Average          Income/        Yield/          Average            Income/       Yield/
                                            Balance           Expense       Rate %          Balance            Expense       Rate %
  ASSETS

  Investment Securities:
    Taxable                                 $39,253            1,100        11.27%           $34,094              700         8.33%
    Non-Taxable*                             33,206              602         7.29%            29,806              838        11.40%
  Federal Funds Sold                         20,135              193         3.86%            22,145              336         6.15%
  Loans-Interest & Fees                     204,541            4,379         8.61%           169,325            4,667        11.18%
   Total Earning Assets                     297,135            6,274         8.49%           255,370            6,541        10.39%

  Cash & Due From Banks                      20,844                                           16,182
  Premises & Equipment                       14,356                                           11,980
  Other Assets                                1,787                                            2,652

    Total Assets                           $334,122                                         $286,184

  LIABILITIES & SHAREHOLDERS EQUITY

  Deposits & Borrowings
    Demand                                  $38,925               $0         0.00%           $33,905               $0         0.00%
    Savings & Now                            63,445              378         2.40%            52,083              466         3.63%
    Money Funds                             170,730            1,527         3.60%           130,336            1,827         5.68%
    Time                                     33,293              360         4.35%            44,538              728         6.63%
    Other Borrowed Funds                          0                4         0.00%               950               11         4.70%

  Total Deposits & Borrowings               306,393            2,269         2.98%           261,812            3,032         4.70%

  Other Liabilities                           2,233                                            1,593
  Shareholders' Equity                       25,496                                           22,779

    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                   $334,122                                         $286,184

  Interest and Loan Fee Income                                 6,274         8.49%                              6,541        10.39%
  Interest Expense**                                           2,269         3.07%                              3,032         4.82%

  NET INTEREST INCOME AND MARGIN                              $4,005         5.42%                             $3,509         5.57%

  *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $329,950 for the quarter ending March 31, 1992 and $285,255 for the quarter ending March 31, 1991.
  **Interest on deposits as a percent of earning assets.

                                                                             For the Three Months Ended
                                                          March 31, 1992                                 March 31, 1991

                                             ---------------------------------------------------------------------------------------
                                            Average           Income/        Yield/          Average            Income/       Yield/
                                            Balance           Expense       Rate %          Balance            Expense       Rate %
  ASSETS
  Investment Securities:
    Taxable                                 $39,253            1,100        11.27%           $36,343             $748         8.35%
    Non-Taxable*                             33,206              602         7.29%            32,934              909        11.19%
  Federal Funds Sold                         20,135              193         3.86%            28,216              338         4.86%
  Loans-Interest & Fees                     204,541            4,379         8.61%           203,035            4,736         9.46%
   Total Earning Assets                     297,135            6,274         8.49%           300,528            6,731         9.08%

  Cash & Due From Banks                      20,844                                           17,702
  Premises & Equipment                       14,356                                           13,815
  Other Assets                                1,787                                            1,847

    Total Assets                           $334,122                                         $333,892

  LIABILITIES & SHAREHOLDERS EQUITY

  Deposits & Borrowings
    Demand                                  $38,925               $0         0.00%           $38,105               $0         0.00%
    Savings & Now                            63,445              378         2.40%            58,062              491         3.43%
    Money Funds                             170,730            1,527         3.60%           173,983            2,044         4.76%
    Time                                     33,293              360         4.35%            36,100              473         5.31%
    Other Borrowed Funds                          0                4         0.00%                 0                3         0.00%

  Total Deposits & Borrowings               306,393            2,269         2.98%           306,250            3,011         3.99%

  Other Liabilities                           2,233                                            2,938
  Shareholders' Equity                       25,496                                           24,704

    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                   $334,122                                         $333,892

  Interest and Loan Fee Income                                 6,274         8.49%                              6,731         9.08%
  Interest Expense**                                           2,269         3.07%                              3,011         4.06%

  NET INTEREST INCOME AND MARGIN                              $4,005         5.42%                             $3,720         5.02%



  *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $329,950 for the quarter ending March 31, 1992 and $309,135 for the quarter ending December 31, 1991.

PART II


ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM F-3

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form F-3 Report was required to be filed in the first quarter of 1992.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   University National Bank and
                                   Trust Company


                                   By:/s/ Carl J. Schmitt
                                      ---------------------------------
                                      Carl J. Schmitt, Chairman
                                    and Chief Executive Officer

Date: May 13, 1992

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                          Title
Carl J. Schmitt*                   Chairman of the Board, Chief Executive
                                   Officer, President and Director (Principal
                                   Executive Officer)

Gayle A. Anderson*                 Executive Vice President and Chief Financial
                                   Officer (Principal Financial and Principal
                                   Accounting Officer)

Lawrence A. Aufmuth*               Director

Thomas R. Brown*                   Director

Linda R. Meier*                    Director

Betsy J. Morgenthaler*             Director

J. Boyce Nute*                     Director

George G. C. Parker*               Director

William A. Preston*                Director

Leslie M. Quist*                   Director

Leonard Ware*                      Director

*By:/s/ Carl J. Schmitt
    ------------------------
      (Carl J. Schmitt,
      Attorney-In-Fact)
                                   Date: May 13, 1992

                                   F-4 REPORT

                           For the Three Months Ended

                                June 30, 1992

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                               250 Lytton Avenue
                          Palo Alto, California  94301

                      Employers Identification #94-2622607

                           Telephone:  (415) 327-0210

             Securities Registered Under Section 12(g) of the Act:
                                  Common Stock
              Listed on National Association of Securities Dealers
                              Automated Quotations




Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days.  Yes    X            No

The aggregate market value of voting stock held by non-affiliates of the bank is $31,911,667 based upon the market price of the stock on June 30, 1992.

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY


                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1992. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

                                     INDEX


PART I                                                              Page

 ITEM 1.    Financial Statements                                      3

            Consolidated Balance Sheet                                3

            Schedule I, Securities                                    4

            Schedule II, Loans and Lease Financing                    5

            Schedule III, Off Balance Sheet Items                     6

            Consolidated Statements of Income                         7

            Schedule IV, Investments In, Dividend
            Income From, and Equity in Earnings or
            Losses of Related Parties                                 9

            Schedule V, Charge-Offs and Recoveries
            and Changes in Allowance for Loan and
            Lease Loss                                               10

            Consolidated Statements of Cash Flows                    11

            Statement of Changes in Undivided Profits                12

            Notes to Financial Statements                            13

 ITEM 2.    Management's Discussion and Analysis of
            Financial Condition and Results of Operations            15

PART II

 ITEM 1.    Legal Proceedings                                        23

 ITEM 2.    Change in Securities                                     23

 ITEM 3.    Defaults Upon Senior Securities                          23

 ITEM 4.    Submission of Matters to a Vote of
            Security Holders                                         23

 ITEM 5.    Other Information                                        23

 ITEM 6.    Exhibits and Reports of Form F-3                         23

SIGNATURES                                                           24

  ITEM 1. FINANCIAL STATEMENTS


                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           CONSOLIDATED BALANCE SHEET


                                                                                       June 30,                March 31,
                                                                                         1992                     1992
                                                                                               (In Thousands)
  ASSETS
  Cash and Due From Banks                                                                $23,837                 $22,380
  Securities                                                                              68,939                  70,952
  Federal Funds Sold                                                                      20,600                  32,000
  Loans and Lease Financing
    Commercial, Financial & Industrial                                                    45,340                  53,350
    Real Estate Construction                                                               8,424                   7,567
    Real Estate Mortgage                                                                 129,246                 118,170
    Instalment Loans                                                                      18,808                  17,363
    Lease Financing                                                                        1,764                   1,124
    Bankers Acceptances                                                                    3,935                   7,898
    Other Loans                                                                            4,785                   2,145
    Less: Unearned Income                                                                   (585)                   (599)
  Total Gross Loans                                                                      211,717                 207,018
  Less Reserve for Loan Losses                                                            (3,083)                 (2,092)
  Net Loans                                                                              208,634                 204,926
  Premises and Fixed Assets                                                               14,631                  14,426
  Other Real Estate Owned                                                                    766                     239
  Accrued Interest Receivable
    And Other Assets                                                                       3,606                   3,913

      Total Assets                                                                      $341,013                $348,836

  LIABILITIES
  Deposits
    Demand                                                                               $38,709                 $40,565
    Savings & Super NOW accounts                                                          61,529                  60,905
    Money Fund Accounts                                                                  176,574                 181,949
    Time Deposits $100,000 and over                                                       27,330                  29,692
    Time Deposits under $100,000                                                           7,804                   8,325
  Total Deposits                                                                        $311,946                $321,436

  Securities sold under Repurchase
    Agreement                                                                                  0                       0
  Accrued Interest Payable and
    Other Liabilities                                                                      2,186                   1,560
      Total Liabilities                                                                 $314,132                $322,996

  EQUITY CAPITAL
  Common Stock, $2.50 par value
    Authorized, 3,000,000 shares
  Issued and Outstanding, 1,299,574 Shares at
    3/31/92 & 1,302,517 at 3/31/92                                                         3,256                   3,249
  Capital Surplus                                                                          7,014                   6,974
  Retained Earnings                                                                       16,611                  15,617
  TOTAL SHAREHOLDERS EQUITY                                                              $26,881                 $25,840

  TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                                             $341,013                $348,836

  SCHEDULE I--SECURITIES

                                                                                       Book Value                Market Value
                                                                                        Column A                   Column B
                                                                                                    (In Thousands)
  1.  U. S. Treasury Securities                                                             None                       None

  2.  U. S. Government Agency and
      Corporation obligations:
      a.  All holdings of U. S. Government-
      issued or guaranteed certificates
      of participation in pools of
      residential mortgages                                                                 None                       None
      b.  All other                                                                      $33,967                    $34,422

  3.  Securities issued by states and
      political subdivisions in the U. S.
      a.  General Obligations                                                             20,307                     21,900
      b.  Revenue Obligations                                                             13,259                     14,094
      c.  Industrial development and
      similar obligations                                                                  1,100                      1,277

  4.  Other domestic securities (debt and
      equity)
      a.  All holdings of private certificates
      of participation in pools of residential
      mortgages                                                                             None                       None
      b.  All other                                                                          306                        306

  5.  Foreign securities (debt and equity)                                                  None                       None

  6.  Total                                                                              $68,939                    $71,999
  7.  Pledged Securities                                                                 $47,210                    $50,780

               (The balance of this page intentionally left blank.)

  SCHEDULE II--LOANS AND LEASE FINANCING RECEIVABLES                                                                    BOOK VALUE
                                                                                                                      (In Thousands)
  1.  Loans secured by real estate
      a.  Construction and land development                                                                              $8,424
      b.  Secured by farmland (including farm
          residential and other improvements)                                                                             3,034
      c.  Secured by 1 - 4 family residential properties:
          (1)  Revolving, open-ended secured by 1 - 4 family
               residential properties and extended under lines
               of credit                                                                                                 37,014
          (2)  All other loans secured by 1 - 4 family
               residences
              (a)  Secured by first liens                                                                                49,875
              (b)  Secured by second liens                                                                               16,714
      d.  Secured by multifamily (5 or more)
          residential properties                                                                                            360
      e.  Secured by nonfarm nonresidential properties                                                                   22,249
  2.  Loans to depository institutions
      a.  To commercial banks in the U. S.:
          (1)  To U. S. branches and agencies of foreign banks                                                             None
          (2)  To other commercial banks in the U.S.                                                                       None
      b.  To other depository institutions in the U. S.                                                                    None
      c.  To banks in foreign countries
          (1)  To foreign branches of other U. S. banks                                                                    None
          (2)  To other banks in foreign countries                                                                         None
  3.  Loans to finance agricultural production and other
      loans to farmers                                                                                                     None
  4.  Commercial and industrial loans
      a.  To U. S. Addresses (domicile)                                                                                  45,340
      b.  To non-U. S. addresses (domicile)                                                                                None
  5.  Acceptances of other banks                                                                                          3,935
  6.  Loans to individuals for household, family and other
      personal expenditures (includes purchased paper)
      a.  Credit cards and related plans                                                                                  2,244
      b.  Other                                                                                                          16,564
  7.  Loans to foreign governments and official
      institutions (including foreign central banks)                                                                       None
  8.  Obligations (other than securities) of states and
      political subdivisions in the U. S.:
      a.  Nonrated industrial development obligations                                                                      None
      b.  Other obligations (excluding securities)                                                                         None
  9.  Other loans:
      a.  Loans for purchasing or carrying securities
      (secured and unsecured)                                                                                              None
      b.  All other loans                                                                                                 4,785
  10.  Lease financing receivables (net of unearned income)                                                               1,764
  11.  Less: Any unearned income on loans reflected in
       items 1-9 above                                                                                                     (585)
                                                                                                                        -------
  12.  Total loans and leases, net of unearned income (sum of
       items 1 through 10 minus item 11)                                                                               $211,717
  13.  Commercial paper included in call report schedule RC-C                                                              None

  SCHEDULE III--OFF BALANCE SHEET ITEMS
                                                                                                                    DOLLAR AMOUNT
                                                                                                                    (In Thousands)
  1.  Unused commitments:
      a.  Revolving, open-end lines secured by 1-4 family
      residential properties                                                                                              $20,679
      b.  Credit card lines                                                                                                 3,972
      c.  Commercial real estate, construction and land
      development
          (1)  Commitments to fund loans secured by real estate                                                             4,160
          (2)  Commitments to fund loans not secured by real estate                                                          None
      d.  Securities underwriting                                                                                            None
      e.  Other unused commitments                                                                                         45,508
  2.  Financial standby letters of credit                                                                                   7,088
      a.  Amount of financial standby letters of credit
      conveyed to others                                                                                                     None
  3.  Performance standby letters of credit                                                                                  None
      a.  Amount of performance standby letters of credit
      conveyed to others                                                                                                     None
  4.  Commercial and similar letters of credit                                                                               None
  5.  Participations in acceptances conveyed to others                                                                       None
  6.  Participations in acceptances acquired                                                                                 None
  7.  Securities borrowed                                                                                                    None
  8.  Securities lent                                                                                                        None
  9.  Mortgages transferred with recourse:
      a.  FNMA and FHLMC residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
      b.  Private residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
      c.  Farmer Mac agricultural mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
  10.  When-issued securities:
      a.  Gross commitments to purchase                                                                                      None
      b.  Gross commitments to sell                                                                                          None
  11.  Interest rate contracts:
      a.  Notional value of interest rate swaps                                                                              None
      b.  Futures and forward contracts                                                                                      None
      c.  Option contracts
        (1)  Written option contracts                                                                                        None
        (2)  Purchased option contracts.                                                                                     None
  12.  Foreign exchange rate contracts:
      a.  Notional value of exchange swaps                                                                                   None
      b.  Commitments to purchase currencies and U. S. dollar
      exchange (spot, forward, and futures)                                                                                  None
      c.  Option contracts (options on foreign currency:
        (1)  Written option contracts                                                                                        None
        (2)  Purchased option contracts                                                                                      None

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                           Fiscal Year-to-Date
                                                                                        June 30,            June 30,
                                                                                          1992                1991
                                                                                                (In Thousands)
  Interest Income
    Interest and fees on loans                                                              $8,729              $9,221
    Income from financing lease receivables                                                     59                   0
    Interest on Securities
      Taxable                                                                                1,483               1,424
      Non-Taxable                                                                            1,197               1,122
    Interest income on Federal funds sold                                                      520                 717

  Total Interest Income                                                                    $11,988             $12,484

  Interest Expense
    Interest on Deposits
      Time Certificates over $100M                                                            $541                $998
      Other Time Deposits                                                                    3,940               5,005
    Securities Sold Under Repurchase Agreements                                                  8                  34

  Total Interest Expense                                                                    $4,489              $6,037

  Net Interest Income                                                                       $7,499              $6,447

  Provision for Loan and Lease Losses                                                        1,315                 300

  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES                                                               $6,184              $6,147

  Non-Interest Income
    Income from Fiduciary Activities                                                           935                 730
    Service Charges on Deposit Accounts                                                        255                 239
    Other Income                                                                               231                 239
    Gains (Losses) on securities not held in
    trading accounts                                                                           836                   0

  Total Non-Interest Income                                                                 $2,257              $1,208

  Non-Interest Expense
    Salaries and Benefits                                                                    3,564               3,247
    Occupancy Expense                                                                          530                 483
    Other Expense                                                                            1,693               1,350

  Total Non-Interest Expense                                                                $5,787              $5,080

  INCOME BEFORE INCOME TAXES                                                                $2,654              $2,275

  Applicable Income Taxes                                                                      732                 640

  NET INCOME                                                                                $1,922              $1,635
  Earnings Per Share                                                                         $1.45               $1.25
  Dividends Per Share                                                                        $0.55               $0.45

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                             Fiscal Year-to-Date and
                                                                                                Three Months Ended
                                                                                            June 30,          March 31,
                                                                                             1992                1992
                                                                                                  (In Thousands)
  Interest Income

    Interest and fees on loans                                                              $4,374                $4,379
    Income from financing lease receivables                                                     36                     0
    Interest on Securities (Note 1)
      Taxable                                                                                  693                   790
      Non-Taxable                                                                              595                   602
    Interest income on Federal funds sold                                                      327                   193

  Total Interest Income                                                                     $6,025                $5,964

 Interest Expense

    Interest on Deposits
      Time Certificates over $100M                                                            $281                  $260
      Other Time Deposits                                                                    1,935                 2,005
    Securities Sold Under Repurchase Agreements                                                  3                     4

  Total Interest Expense                                                                    $2,219                $2,269

 Net Interest Income                                                                        $3,806                $3,695

Provision for Loan and Lease Losses                                                          1,015                   300

  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES                                                               $2,791                $3,395

  Non-Interest Income
    Income from Fiduciary Activities                                                           479                   456
    Service Charges on Deposit Accounts                                                        128                   127
    Other Income                                                                               107                   123
    Gains (Losses) on securities not held in
    trading accounts                                                                           790                    46

  Total Non-Interest Income                                                                 $1,504                  $752

 Non-Interest Expense
    Salaries and Benefits                                                                    1,790                 1,775
    Occupancy Expense                                                                          272                   258
    Other Expense                                                                              860                   833

  Total Non-Interest Expense                                                                $2,922                $2,866

 INCOME BEFORE INCOME TAXES                                                                 $1,373                $1,281

  Applicable Income Taxes                                                                      378                   353

  NET INCOME                                                                                  $995                  $928
  Earnings Per Share                                                                         $0.75                 $0.70
  Dividends Per Share                                                                        $0.00                 $0.55


  SCHEDULE IV--INVESTMENTS IN, DIVIDEND INCOME FROM, AND EQUITY IN EARNINGS OR LOSSES OF RELATED PARTIES



                                      Percent           Total             Equity in            Amount             Bank's
                                        of            Investment         Underlying              of           Proportionate
  Name of Issuer                      Voting                                net               Dividends          Part of
                                       Stock                               Assets                                Earnings
                                       Owned                                 at                                  or Loss
                                                                           Balance                               for the
                                                                            Sheet                                 Period
                                                                            Date
- --------------------------------------------------------------------------------------------------------------------------------
  Totals                               None              None               None                None               None
- --------------------------------------------------------------------------------------------------------------------------------






              (The balance of this page intentionally left blank.)

  SCHEDULE V--CHARGE-OFFS AND RECOVERIES AND CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSS

  I.  CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

                                                                                                Charge-Offs            Recoveries
                                                                                                            (In Thousands)
  1.  Real estate loans                                                                            None                   None
  2.  Instalment loans                                                                             None                   None
  3.  Credit cards and related plans                                                                $48                   None
  4.  Commercial (time and demand) and all
      other loans                                                                                    12                   None
  5.  Lease financing receivables                                                                  None                   None
  6.  Total (sum of items 1 through 5)                                                              $60                     $0

  1.  Loans to foreign governments and official
      institutions included in items 1 through
      4 above                                                                                      None                   None
  2.  Agricultural loans included in items 1
      through 4 above                                                                              None                   None

  II.  CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES
                                                                                                                       DOLLAR
                                                                                                                       AMOUNT
                                                                                                                        (In
                                                                                                                     Thousands)
  1.  Balance end of previous calendar year                                                                            $1,828
  2.  Recoveries                                                                                                            0
  3.  Charge-Offs                                                                                                          60
  4.  Provision for loan and lease losses                                                                               1,315
  5.  Adjustments                                                                                                        None
  6.  Balance end of current period                                                                                    $3,083


              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1992 AND 1991


                                                                                                  JUNE 30,            JUNE 30,
  CASH FLOWS FROM OPERATING ACTIVITIES:                                                             1992                1991
    Net Income                                                                                     $1,922              $1,634
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Provision for loan losses                                                                   1,315                 300
        Depreciation and amortization                                                                 316                 285
        Net amortization of investment security discounts                                              40                  24
        (Gain) loss on sale of fixed assets                                                             0                   0
        Changes in assets and liabilities
          Increase (decrease) in interest receivable
          and other assets                                                                           (434)             (1,530)
          Increase (decrease) in interest payable
          and other liabilities                                                                      (256)              1,417

                NET CASH PROVIDED BY OPERATING ACTIVITIES                                          $2,903              $2,130

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from calls or maturities of investment securities                                     $6,735              $3,860
    Proceeds from sales of investment securities                                                   33,666
    Purchase of investment securities                                                             (35,728)             (7,233)
    Increase (decrease) in securities sold under repurchase
    agreements                                                                                       (500)              6,225
    Net (increase) decrease in loans receivable                                                   (14,172)             (2,503)
    Net (increase) decrease in bankers' acceptances                                                11,180              (2,109)
    Capital expenditures                                                                             (583)             (3,478)
    Net loan losses (recoveries)                                                                      (60)                (28)
               NET CASH PROVIDED BY INVESTING ACTIVITIES                                             $538             ($5,266)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in demand deposits, NOW accounts,
      savings deposits and money fund deposits                                                       $906             $16,463
    Net increase (decrease) in certificates of deposit                                              1,906              (3,203)
    Cash dividends                                                                                   (713)               (560)
    Proceeds from common stock issued                                                                 481                 465
              NET CASH USED BY FINANCING ACTIVITIES                                                 2,580              13,165
              INCREASE IN CASH AND CASH EQUIVALENTS                                                $6,021             $10,029

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                $38,415             $37,149

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $44,436             $47,178

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                    Fiscal Quarter Ended September 30, 1992





Balance at beginning of current fiscal year       $15,402,301

Net income to date                                  1,922,025

Transfer to Dividends Payable                        (713,501)
                                                  -----------

Balance at end of interim period                  $16,610,825



              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                         Quarter ended June 30, 1992


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1992.

NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.


NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

   Statutory tax rate                 100.0%
   Tax effect of municipal income     (42.2)
                                      ------
   Current provision tax rate          57.8




              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the second quarter of 1992, the Bank's capital increased by $1,041,003, or 4.03%, compared to an increase of $889,455, or 3.86% in the same period of 1991. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. No dividends were paid in the period.

The Bank is subject to Officer of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholder's equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The guidelines provide for a transition period that extends through the end of 1992. As of December 31, 1990, the minimum required ratio for qualifying Total Capital (including grandfathered goodwill) using the 1990 transition rules is 7.25% of which 3.625% must be Tier 1 Capital. After the end of 1992, the minimum required qualifying total capital ratio will be 8%, of which at least 4% must consist of Tier 1 Capital. At June 30, 1992, the Bank's Tier 1 Capital totaled $26,881,124 and Total Capital was $29,964,330. The Bank's Tier 1 capital to total risk weighted assets ratio was 11.24% and its Total Capital to total risk weighted assets ratio was 12.53%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending June 30, 1992 and for the years ending December 31, 1991 and December 31, 1990.

AVERAGE BALANCE SHEET

                                         6/30/92                          12/31/91                           12/31/90
                                         -------                          --------                           --------
ASSETS
Cash & Due From Banks         $20,034            5.82%           $17,299            5.60%           $16,367            5.99%
Investment Securities          66,614           19.35%            66,201           21.43%            58,906           21.56%
Fed Funds Sold                 31,977            9.29%            27,283            8.83%            23,110            8.46%
Loans                         206,742           60.06%           180,647           58.48%           160,593           58.77%
Premises & Equipment           14,565            4.23%            13,321            4.31%            10,622            3.89%
Other Assets                    4,295            1.25%             4,172            1.35%             3,644            1.33%
                            ---------          ------          ---------          ------           --------          ------
  TOTAL ASSETS              $ 344,227          100.00%         $ 308,923          100.00%          $273,242          100.00%
                            =========          =======         =========          ======           ========          ======
LIABILITIES
Demand Deposits               $38,368           11.15%           $35,227           11.40%           $31,194           11.42%
Savings & Now                  63,930           18.57%            55,408           17.94%            48,938           17.91%
Money Funds                   177,765           51.64%           150,012           48.56%           115,661           42.33%
Time Deposits                  35,066           10.19%            40,673           13.17%            53,689           19.65%
                            ---------          -------          --------          ------           --------          ------
  Total Deposits            $ 315,129           91.55%         $ 281,320           91.06%          $249,482           91.30%
Other Borrowings                    0            0.00%             1,181            0.38%               659            0.24%
Other Liabilities               1,802            0.52%             2,687            0.87%             2,208            0.81%
                            ---------          -------          --------          ------           --------          ------
  TOTAL LIABILITIES         $ 316,931           92.07%         $ 285,188           92.32%          $252,349           92.35%
SHAREHOLDERS EQUITY            27,296            7.93%            23,735            7.68%            20,893            7.65%
                            ---------          -------         ---------          ------           --------          ------
  TOTAL LIABILITIES
    AND EQUITY              $ 344,227          100.00%         $ 308,923          100.00%          $273,242          100.00%
                            =========          =======         =========          ======           ========          ======

Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending June 30, 1992, those assets comprised 34.46% of the Bank's assets compared to 35.86% in 1991 and 36.01% in 1990.

A principal source of liquidity is new deposit generation. Historically, loan generation has lagged deposit growth. That trend reversed in 1988 and continued through 1991. In the second quarter of 1992, the deposit growth rate of 2.85% outpaced the loan growth rate of 2.06%. The loan to deposit ratio increased from 64.37% in 1990 and decreased to 64.21% in 1991 and increased to 65.61% in the second quarter of 1992. Growth rates for the second quarter of 1992 and for the years 1991 and 1990 are shown in the following table.

                         June, 1992         1991          1990
                         ----------         ----          ----
Net Loans                 $206,742       $180,647      $160,593
Growth Rate                   2.06%        12.49%        21.39%
Deposits                  $315,129       $281,320      $249,482
Growth Rate                   2.85%        12.76%        19.48%
Loans to Deposits            65.61%        64.21%        64.37%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a long term investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of June 30, 1992, the investment portfolio totaled $68,939,054. Of that amount, $714,737 matures within one year. Additionally, the securities in the portfolio are freely marketable. As of June 30, 1992, the portfolio contained unrealized appreciation of $3,060,000.

Within the loan portfolio are investments in short term bankers acceptances totaling $3,934,665 at June 30, 1992. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of June 30, 1992, the Bank has two lines available totaling $8,000,000 of which $5,000,000 is committed until June 30, 1993, and on which commitment fees have been paid. $3,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended June 30, 1992:

Outstanding Balances as of March 31, 1992             $ 1,571,592.58

Aggregate Amount of New Loans Made                              -0-

Aggregate Amount of Repayments                            686,553.98

Aggregate Amount of Other Changes                         358,359.23

Aggregate Amount of Outstandings at June 30, 1992      $1,243,397.83

During the period ended June 30, 1992, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended June 30, 1992, average daily assets increased by $51.8 million or 17.32% over the second quarter 1991 and increased by $16.8 million, or 5.03%, over the first quarter of 1992. Deposits and other borrowings increased $49.6 million, or

18.16% over the second quarter of 1991 and increased $16.3 million, or 5.32% over the first quarter of 1992.

The mix in earning assets reflects a increase in loan demand over the second quarter of 1991 and a decrease in loan demand from the first quarter of 1992 to the current quarter. Loans, as a percent of earning assets were 66.56% for the quarter ended June 30, 1992, compared to 65.15% for the second quarter of 1991 and 68.83% for the first quarter of 1992.

Net Interest Income and Margin

In the three months ended June 30, 1992, net interest income on a fully taxable equivalent basis increased $108,000, or 2.70% from the preceding quarter and increased $596,000, or 16.95%, over the same period in 1991.

Interest-earning assets averaged $314.7 million, an increase of $49.2 million, or 18.52%, over the same period in 1991. Interest earned on those assets decreased $189,000, or 2.90%, for a total of $6,332,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 9.85% in the second quarter of 1991 to 8.07% in the current period. Compared with the preceding period, interest on earning assets increased $58,000, or 0.92%. Yields decreased forty two basis points from 8.49% to 8.07%.

Average interest-bearing liabilities increased by $49.6 million to $322.7 million, or 18.16% over the same period in 1991. Interest expense decreased $785,000, or 26.13%. The composite average cost of funds decreased from 4.41% to 2.76%. In this quarter, compared to the prior quarter, the cost of funds decreased by twenty one basis points from 2.98% to 2.76%. Net interest margin increased from 5.31% in the second quarter of 1991 to 5.42% in the first quarter of 1992 and decreased to 5.24% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $97,000, or 15.72% over the same period in 1991 and increased $7,000, or 0.99% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $479,000 or 67.09% of non-interest revenue.

Net Gains on Sales/Calls of Securities

Following a change in Investment Policy, the entire U. S. Government portfolio was sold producing a net gain of $790,000 in the current period. In the first quarter of 1992, the gain on calls of securities totaled $46,100. There were no security sales in the second quarter of 1991.

Non-Interest Expense

Non-interest expense increased $400,000, or 15.85%, in this period compared to the same period in 1991, and increased $55,700 or 1.94% over the prior period. Increases in non-interest expense over the first quarter of 1991 are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth as well as an increase in FDIC insurance assessment of 42.16% over the second quarter of 1991, to $173,300.

Provision for Loan and Lease Losses

The Bank provided $1,015,233 for loan losses in this period, an increase of 576.82% over the $150,000 provision in the second quarter of 1991. The provision in the first quarter of 1992 was $300,000. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Letters of Credit

At June 30, 1992, the Bank's commitments under unused letters of credit were $7,088,000 of which 20% are reasonably expected to be exercised within the next twelve months. At June 30, 1991, such commitments totaled $7,423,000 and at March 31, 1991, $7,509,000.


              (The balance of this page intentionally left blank)

  The following table is a summary of the major elements of income and expenses for the quarter ended June 30, 1992 compared with the same quarter of 1991 and the quarter ended March 31, 1992.

                                     For the Three Months Ended                   For the Three Months Ended
                                     --------------------------                   --------------------------
                                      June 30          June 30       Percent         June 30           March 31          Percent
                                      -------          -------       -------         -------           --------          -------
                                        1992            1991         Change           1992              1992             Change
                                        ----            ----         ------           ----              ----             ------
  Interest Income                    $6,024,862       $6,227,681       -3.26%       $6,024,862       $5,963,617          1.03%
  Interest Expense                    2,219,461        3,004,765      -26.14%        2,219,461        2,269,171         -2.19%
                                     ----------       ----------                    ----------       ----------
  Net Interest Income                $3,805,401       $3,222,916       18.07%       $3,805,401       $3,694,446          3.00%

  Provision for Loan Losses           1,015,233          150,000      576.82%        1,015,233          300,000        238.41%
                                     ----------       ----------                    ----------       ----------
  Net Interest Income after
    Provision for Loan Losses        $2,790,168       $3,072,916       -9.20%       $2,790,168       $3,394,446        -17.80%

  Non-Interest Income                   713,800          617,113       15.67%          713,800          706,525          1.03%
  Non-Interest Expense                2,921,357        2,521,658       15.85%        2,921,357        2,865,671          1.94%
                                     ----------       ----------                    ----------       ----------
  Income Before Securities Gains       $582,611       $1,168,371      -50.13%         $582,611       $1,235,300        -52.84%

  Net Gain on Sale of Securities        790,233                0      100.00%          790,233           46,101       1614.13%
                                     ----------       ----------                    ----------       ----------
  Income Before Income Taxes         $1,372,844       $1,168,371       17.50%       $1,372,844       $1,281,401          7.14%

  Income Taxes                          378,723          328,952       15.13%          378,723          353,497          7.14%
                                     ----------       ----------                    ----------       ----------
  Net Income                           $994,121         $839,419       18.43%         $994,121         $927,904          7.14%
                                     ==========       ==========                    ==========       ==========
  Earnings per Share of
    Common Stock:
    Net Income                            $0.75            $0.64       17.19%            $0.75            $0.70          7.14%
  Dividends per Share of
    Common Stock                          $0.00            $0.00        0.00%            $0.00            $0.55       -100.00%

  INTEREST RATES AND NET INTEREST DIFFERENTIAL

  The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended
  June 30, 1992 over the same period in 1991 and for the three months ended March 31, 1992. Average balances are expressed in thousands of dollars:

                                                                         For the Three Months Ended
                                                           June 30, 1992                            June 30, 1991
                                              ----------------------------------------------------------------------------
                                              Average        Income/       Yield/       Average      Income/       Yield/
                                              Balance        Expense       Rate %       Balance      Expense        Rate %
  ASSETS
  Investment Securities:
    Taxable                                    $35,692       $1,000        11.24%       $35,031         $724         8.29%
    Non-Taxable*                                33,028          596         7.24%        30,731          861        11.24%
  Federal Funds Sold                            36,493          327         3.59%        26,755          381         5.71%
  Loans-Interest & Fees                        209,449        4,409         8.44%       172,971        4,555        10.56%
   Total Earning Assets                        314,662        6,332         8.07%       265,488        6,521         9.85%
  Cash & Due From Banks                         19,898                                   17,464
  Premises & Equipment                          14,495                                   13,798
  Other Assets                                   1,874                                    2,375

    Total Assets                              $350,929                                 $299,125

  LIABILITIES & SHAREHOLDERS EQUITY

  Deposits & Borrowings
    Demand                                     $38,741           $0         0.00%       $33,578           $0         0.00%
    Savings & Now                               65,457          305         1.87%        55,308          505         3.66%
    Money Funds                                181,845        1,544         3.41%       140,657        1,853         5.28%
    Time                                        36,584          367         4.02%        42,132          623         5.93%
    Other Borrowed Funds                            54            3         0.00%         1,417           23         6.51%

  Total Deposits & Borrowings                  322,681        2,219         2.76%       273,092        3,004         4.41%

  Other Liabilities                              1,659                                    2,666

  Shareholders' Equity                          26,589                                   23,367

    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                      $350,929                                 $299,125

  Interest and Loan Fee Income                                6,332         8.07%                      6,521         9.85%
  Interest Expense**                                          2,219         2.83%                      3,004         4.54%

  NET INTEREST INCOME AND MARGIN                             $4,113         5.24%                     $3,517         5.31%


 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $306,809 for the quarter ending June 30, 1992 and $292,873 for the quarter ending June 30, 1991.

**Interest on deposits as a percent of earning assets.

                                                                         For the Three Months Ended
                                                      June 30, 1992                                    March 31, 1992
                                        -----------------------------------------------------------------------------------------
                                        Average          Income/         Yield/          Average          Income/       Yield/
                                        Balance          Expense         Rate %          Balance          Expense       Rate %

  ASSETS
  Investment Securities:

    Taxable                              $35,692            1,000        11.24%           $39,253            1,100        11.27%
    Non-Taxable*                          33,028              596         7.24%            33,206              602         7.29%

  Federal Funds Sold                      36,493              327         3.59%            20,135              193         3.86%

  Loans-Interest & Fees                  209,449            4,409         8.44%           204,541            4,379         8.61%
   Total Earning Assets                  314,662            6,332         8.07%           297,135            6,274         8.49%



  Cash & Due From Banks                   19,898                                           20,844
  Premises & Equipment                    14,495                                           14,356

  Other Assets                             1,874                                            1,787


    Total Assets                        $350,929                                         $334,122



  LIABILITIES & SHAREHOLDERS EQUITY


  Deposits & Borrowings

    Demand                               $38,741               $0         0.00%           $38,925               $0         0.00%

    Savings & Now                         65,457              305         1.87%            63,445              378         2.40%
    Money Funds                          181,845            1,544         3.41%           170,730            1,527         3.60%

    Time                                  36,584              367         4.02%            33,293              360         4.35%

    Other Borrowed Funds                      54                3        22.28%                 0                4         0.00%


  Total Deposits & Borrowings            322,681            2,219         2.76%           306,393            2,269         2.98%


  Other Liabilities                        1,659                                            2,233

  Shareholders' Equity                    26,589                                           25,496


    TOTAL LIABILITIES AND

    SHAREHOLDERS' EQUITY                $350,929                                         $334,122


  Interest and Loan Fee Income                              6,332         8.07%                              6,274         8.49%

  Interest Expense**                                        2,219         2.83%                              2,269         3.07%


  NET INTEREST INCOME AND MARGIN                           $4,113         5.24%                             $4,005         5.42%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $306,809 for the quarter ending June 30, 1992 and $329,950 for the quarter ending March 31, 1992.

 PART II


ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 1992, the annual meeting of the Shareholders of the Bank was held. Votes cast totaled 1,164,949 shares (89.79% of the shares outstanding). The following Directors were elected:

Lawrence A. Aufmuth                                George G. C. Parker
Thomas R. Brown                                    William A. Preston
Linda R. Meier                                     Leslie M. Quist
Betsy J. Morgenthaler                              Carl J. Schmitt
J. Boyce Nute                                      Leonard Ware

The Bank's 1980 Stock Option Plan was amended to extend the plan to January 23, 2002 and to increase the number of shares reserved thereunder from 280,000 to 330,320. The adoption of the Outside Directors Stock Option Plan and the establishment of a 20,000 shares reserve for the Plan was approved.

No other matters were voted upon at the meeting.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM F-3

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form F-3 Report was required to be filed in the second quarter of 1992.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            University National Bank and
                                            Trust Company


                                            By: /s/ Carl J. Schmitt
                                               ---------------------------
                                               Carl J. Schmitt, Chairman
                                              and Chief Executive Officer

Date: August 13, 1992

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                      Title
- ---------                      -----
Carl J. Schmitt*               Chairman of the Board, Chief
                               Executive Officer, President
                               and Director (Principal Executive Officer)

Gayle A. Anderson*             Executive Vice President and
                               Chief Financial Officer
                               (Principal Financial and
                               Principal Accounting Officer)

Lawrence A. Aufmuth*           Director

Thomas R. Brown*               Director

Linda R. Meier*                Director

Betsy J. Morgenthaler*         Director

J. Boyce Nute*                 Director

George G. C. Parker*           Director

William A. Preston*            Director

Leslie M. Quist*               Director

Leonard Ware*                  Director

*By:/s/ Carl J. Schmitt
    ------------------------
      (Carl J. Schmitt,
      Attorney-In-Fact)
                               Date: August 13, 1992

                                   F-4 REPORT

                           For the Three Months Ended

                               September 30, 1992

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                               250 Lytton Avenue
                          Palo Alto, California  94301

                      Employers Identification #94-2622607

                           Telephone:  (415) 327-0210

             Securities Registered Under Section 12(g) of the Act:
                                  Common Stock
              Listed on National Association of Securities Dealers
                              Automated Quotations




Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days.  Yes    X            No

The aggregate market value of voting stock held by non-affiliates of the bank is $33,878,572 based upon the market price of the stock on September 30, 1992.

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY



                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1992. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

                                    INDEX
                                    -----

PART I                                                              Page

 ITEM 1.    Financial Statements                                      3

            Consolidated Balance Sheet                                3

            Schedule I, Securities                                    4

            Schedule II, Loans and Lease Financing                    5

            Schedule III, Off Balance Sheet Items                     6

            Consolidated Statements of Income                         7

            Schedule IV, Investments In, Dividend
            Income From, and Equity in Earnings or
            Losses of Related Parties                                 9

            Schedule V, Charge-Offs and Recoveries
            and Changes in Allowance for Loan and
            Lease Loss                                               10

            Consolidated Statements of Cash Flows                    11

            Statement of Changes in Undivided Profits                12

            Notes to Financial Statements                            13

 ITEM 2.    Management's Discussion and Analysis of
            Financial Condition and Results of Operations            15

PART II

 ITEM 1.    Legal Proceedings                                        23

 ITEM 2.    Change in Securities                                     23

 ITEM 3.    Defaults Upon Senior Securities                          23

 ITEM 4.    Submission of Matters to a Vote of
            Security Holders                                         23

 ITEM 5.    Other Information                                        23

 ITEM 6.    Exhibits and Reports of Form F-3                         23

SIGNATURES                                                           24

  ITEM 1. FINANCIAL STATEMENTS

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           CONSOLIDATED BALANCE SHEET


                                                                                      September 30,             June 30,
                                                                                          1992                    1992
                                                                                                (In Thousands)
  ASSETS
  Cash and Due From Banks                                                                $20,601                 $23,837
  Securities                                                                              68,992                  68,939
  Federal Funds Sold                                                                      24,500                  20,600
  Loans and Lease Financing
    Commercial, Financial & Industrial                                                    29,640                  45,340
    Real Estate Construction                                                              12,193                   8,424
    Real Estate Mortgage                                                                 152,607                 129,246
    Instalment Loans                                                                      19,660                  18,808
    Lease Financing                                                                        3,194                   1,764
    Bankers Acceptances                                                                    1,976                   3,935
    Other Loans                                                                            5,782                   4,785
    Less: Unearned Income                                                                   (562)                   (585)
  Total Gross Loans                                                                      224,490                 211,717
  Less Reserve for Loan Losses                                                            (3,739)                 (3,083)
  Net Loans                                                                              220,751                 208,634
  Premises and Fixed Assets                                                               14,790                  14,631
  Other Real Estate Owned                                                                    766                     766
  Accrued Interest Receivable
    And Other Assets                                                                       4,969                   3,606
      Total Assets                                                                      $355,369                $341,013

  LIABILITIES
  Deposits
    Demand                                                                               $41,706                 $38,709
    Savings & Super NOW accounts                                                          68,428                  61,529
    Money Fund Accounts                                                                  186,007                 176,574
    Time Deposits $100,000 and over                                                       20,739                  27,330
    Time Deposits under $100,000                                                           7,425                   7,804
  Total Deposits                                                                        $324,305                $311,946

  Securities sold under Repurchase
    Agreement                                                                              2,300                       0
  Accrued Interest Payable and
    Other Liabilities                                                                      1,719                   2,186
      Total Liabilities                                                                 $328,324                $314,132

  EQUITY CAPITAL
  Common Stock, $2.50 par value
    Authorized, 3,000,000 shares
  Issued and Outstanding, 1,303,022 Shares at
    9/30/92 & 1,302,517 at 6/30/92                                                         3,258                   3,256
  Capital Surplus                                                                          7,025                   7,014
  Retained Earnings                                                                       16,762                  16,611
  TOTAL SHAREHOLDERS EQUITY                                                              $27,045                 $26,881

  TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                                             $355,369                $341,013

  SCHEDULE I--SECURITIES

                                                                                       Book Value               Market Value
                                                                                           Column A               Column B
                                                                                                    (In Thousands)
  1.  U. S. Treasury Securities                                                             None                       None

  2.  U. S. Government Agency and
      Corporation obligations:
      a.  All holdings of U. S. Government-
      issued or guaranteed certificates
      of participation in pools of
      residential mortgages                                                                 None                       None
      b.  All other                                                                      $33,930                    $35,696

  3.  Securities issued by states and
      political subdivisions in the U. S.
      a.  General Obligations                                                             20,700                     22,472
      b.  Revenue Obligations                                                             14,056                     15,063
      c.  Industrial development and
      similar obligations                                                                      0                          0

  4.  Other domestic securities (debt and
      equity)
      a.  All holdings of private certificates
      of participation in pools of residential
      mortgages                                                                             None                       None
      b.  All other                                                                          306                        306

  5.  Foreign securities (debt and equity)                                                  None                       None

  6.  Total                                                                              $68,992                    $73,537
  7.  Pledged Securities                                                                 $44,560                    $48,782

               (The balance of this page intentionally left blank.)

  SCHEDULE II--LOANS AND LEASE FINANCING RECEIVABLES                                                                    BOOK VALUE
                                                                                                                      (In Thousands)
  1.  Loans secured by real estate
      a.  Construction and land development                                                                             $12,193
      b.  Secured by farmland (including farm
          residential and other improvements)                                                                             2,860
      c.  Secured by 1 - 4 family residential properties:
          (1)  Revolving, open-ended secured by 1 - 4 family
               residential properties and extended under lines
               of credit                                                                                                 38,342
          (2)  All other loans secured by 1 - 4 family
               residences
              (a)  Secured by first liens                                                                                61,864
              (b)  Secured by second liens                                                                               17,960
      d.  Secured by multifamily (5 or more)
          residential properties                                                                                            360
      e.  Secured by nonfarm nonresidential properties                                                                   31,221
  2.  Loans to depository institutions
      a.  To commercial banks in the U. S.:
          (1)  To U. S. branches and agencies of foreign banks                                                             None
          (2)  To other commercial banks in the U.S.                                                                       None
      b.  To other depository institutions in the U. S.                                                                    None
      c.  To banks in foreign countries
          (1)  To foreign branches of other U. S. banks                                                                    None
          (2)  To other banks in foreign countries                                                                         None
  3.  Loans to finance agricultural production and other
      loans to farmers                                                                                                     None
  4.  Commercial and industrial loans
      a.  To U. S. Addresses (domicile)                                                                                  29,640
      b.  To non-U. S. addresses (domicile)                                                                                None
  5.  Acceptances of other banks                                                                                          1,976
  6.  Loans to individuals for household, family and other
      personal expenditures (includes purchased paper)
      a.  Credit cards and related plans                                                                                  2,319
      b.  Other                                                                                                          17,341
  7.  Loans to foreign governments and official
      institutions (including foreign central banks)                                                                       None
  8.  Obligations (other than securities) of states and
      political subdivisions in the U. S.:
      a.  Nonrated industrial development obligations                                                                      None
      b.  Other obligations (excluding securities)                                                                         None
  9.  Other loans:
      a.  Loans for purchasing or carrying securities
      (secured and unsecured)                                                                                              None
      b.  All other loans                                                                                                 5,782
  10.  Lease financing receivables (net of unearned income)                                                               3,194
  11.  Less: Any unearned income on loans reflected in
       items 1-9 above                                                                                                     (562)
                                                                                                                        -------
  12.  Total loans and leases, net of unearned income (sum of
       items 1 through 10 minus item 11)                                                                               $224,490
  13.  Commercial paper included in call report schedule RC-C                                                              None

  SCHEDULE III--OFF BALANCE SHEET ITEMS
                                                                                                                    DOLLAR AMOUNT
                                                                                                                    (In Thousands)
  1.  Unused commitments:

      a.  Revolving, open-end lines secured by 1-4 family
      residential properties                                                                                              $20,328
      b.  Credit card lines                                                                                                 4,167
      c.  Commercial real estate, construction and land
      development
          (1)  Commitments to fund loans secured by real estate                                                             3,230
          (2)  Commitments to fund loans not secured by real estate                                                          None
      d.  Securities underwriting                                                                                            None
      e.  Other unused commitments                                                                                         49,230
  2.  Financial standby letters of credit                                                                                   7,551
      a.  Amount of financial standby letters of credit
      conveyed to others                                                                                                     None
  3.  Performance standby letters of credit                                                                                  None
      a.  Amount of performance standby letters of credit
      conveyed to others                                                                                                     None
  4.  Commercial and similar letters of credit                                                                               None
  5.  Participations in acceptances conveyed to others                                                                       None
  6.  Participations in acceptances acquired                                                                                 None
  7.  Securities borrowed                                                                                                    None
  8.  Securities lent                                                                                                        None
  9.  Mortgages transferred with recourse:
      a.  FNMA and FHLMC residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
      b.  Private residential mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
      c.  Farmer Mac agricultural mortgage loan pools:
        (1)  Outstanding principal balance of mortgages transferred                                                          None
        (2)  Amount of recourse exposure on these mortgages                                                                  None
  10.  When-issued securities:
      a.  Gross commitments to purchase                                                                                     1,000
      b.  Gross commitments to sell                                                                                          None
  11.  Interest rate contracts:
      a.  Notional value of interest rate swaps                                                                              None
      b.  Futures and forward contracts                                                                                      None
      c.  Option contracts
        (1)  Written option contracts                                                                                        None
        (2)  Purchased option contracts.                                                                                     None
  12.  Foreign exchange rate contracts:
      a.  Notional value of exchange swaps                                                                                   None
      b.  Commitments to purchase currencies and U. S. dollar
      exchange (spot, forward, and futures)                                                                                  None
      c.  Option contracts (options on foreign currency:
        (1)  Written option contracts                                                                                        None
        (2)  Purchased option contracts                                                                                      None

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                              Fiscal Year-to-Date and
                                                                                                 Three Months Ended
                                                                                         September 30,          September 30,
                                                                                             1992                   1991
                                                                                                  (In Thousands)
  Interest Income
    Interest and fees on loans                                                              $13,171                $13,977
    Income from financing lease receivables                                                     125                      0
    Interest on Securities (Note 1)
      Taxable                                                                                 2,106                  2,135
      Non-Taxable                                                                             1,796                  1,704
    Interest income on Federal funds sold                                                       674                  1,159

  Total Interest Income                                                                     $17,872                $18,975

 Interest Expense
    Interest on Deposits
      Time Certificates over $100M                                                             $754                 $1,434
      Other Time Deposits                                                                     5,606                  7,689
    Securities Sold Under Repurchase Agreements                                                  25                     64

 Total Interest Expense                                                                      $6,385                 $9,187

 Net Interest Income                                                                        $11,487                 $9,788

Provision for Loan and Lease Losses                                                           1,990                    450

  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES                                                                $9,497                 $9,338

  Non-Interest Income
    Income from Fiduciary Activities                                                          1,426                  1,131
    Service Charges on Deposit Accounts                                                         382                    358
    Other Income                                                                                365                    360

 Total Non-Interest Income                                                                   $2,173                 $1,849

  Gain (loss) on securities sold                                                                836                      0

 Non-Interest Expense
    Salaries and Benefits                                                                     5,316                  4,902
    Occupancy Expense                                                                           805                    727
    Other Expense                                                                             2,532                  2,102

  Total Non-Interest Expense                                                                 $8,653                 $7,731

 INCOME BEFORE INCOME TAXES                                                                  $3,853                 $3,456

  Applicable Income Taxes                                                                     1,063                    973

  NET INCOME                                                                                 $2,790                 $2,483
  Earnings Per Share                                                                          $2.10                  $1.90
  Dividends Per Share                                                                         $1.10                  $1.00


                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                                Fiscal Year-to-Date and
                                                                                   Three Months Ended
                                                                            September 30,          June 30,
                                                                                1992                 1992
                                                                                       (In Thousands)
  Interest Income

    Interest and fees on loans                                                 $4,441                      $4,374
    Income from financing lease receivables                                        66                          36
    Interest on Securities (Note 1)
      Taxable                                                                     623                         693
      Non-Taxable                                                                 598                         595
    Interest income on Federal funds sold                                         155                         327

 Total Interest Income                                                         $5,883                      $6,025

 Interest Expense

    Interest on Deposits
      Time Certificates over $100M                                               $213                        $281
      Other Time Deposits                                                       1,666                       1,935
    Securities Sold Under Repurchase Agreements                                    17                           3

 Total Interest Expense                                                        $1,896                      $2,219

 Net Interest Income                                                           $3,987                      $3,806

Provision for Loan and Lease Losses                                               675                       1,015

  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES                                                  $3,312                      $2,791

  Non-Interest Income
    Income from Fiduciary Activities                                              491                         479
    Service Charges on Deposit Accounts                                           127                         128
    Other Income                                                                  134                         107
    Gains (Losses) on securities not held in
    trading accounts                                                                0                         790

 Total Non-Interest Income                                                       $752                      $1,504

 Non-Interest Expense
    Salaries and Benefits                                                       1,752                       1,790
    Occupancy Expense                                                             275                         272
    Other Expense                                                                 838                         860

 Total Non-Interest Expense                                                    $2,865                      $2,922

 INCOME BEFORE INCOME TAXES                                                    $1,199                      $1,373

  Applicable Income Taxes                                                         331                         378

  NET INCOME                                                                     $868                        $995
  Earnings Per Share                                                            $0.65                       $0.75
  Dividends Per Share                                                           $0.55                       $0.00


SCHEDULE IV--INVESTMENTS IN, DIVIDEND INCOME FROM, AND EQUITY IN EARNINGS OR LOSSES OF RELATED PARTIES



                                      Percent           Total             Equity in            Amount             Bank's
                                        of           Investment          Underlying             of            Proportionate
  Name of Issuer                      Voting                                 net             Dividends            Part of
                                       Stock                               Assets                                Earnings
                                       Owned                                 at                                   or Loss
                                                                           Balance                                for the
                                                                            Sheet                                 Period
                                                                            Date
- ---------------------------------------------------------------------------------------------------------------------------
  Totals                               None              None               None                None               None
- ---------------------------------------------------------------------------------------------------------------------------



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                                       9

  SCHEDULE V--CHARGE-OFFS AND RECOVERIES AND CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSS


  I.  CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

                                                                                              Charge-Offs               Recoveries
                                                                                                         (In Thousands)
  1.  Real estate loans                                                                            None                   None
  2.  Instalment loans                                                                             None                   None
  3.  Credit cards and related plans                                                                $67                   None
  4.  Commercial (time and demand) and all
      other loans                                                                                    12                   None
  5.  Lease financing receivables                                                                  None                   None
  6.  Total (sum of items 1 through 5)                                                              $79                     $0

  1.  Loans to foreign governments and official
      institutions included in items 1 through
      4 above                                                                                      None                   None
  2.  Agricultural loans included in items 1
      through 4 above                                                                              None                   None

  II.  CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

                                                                                                                      DOLLAR
                                                                                                                      AMOUNT
                                                                                                                       (In
                                                                                                                     Thousands)
  1.  Balance end of previous calendar year                                                                            $1,828
  2.  Recoveries                                                                                                            0
  3.  Charge-Offs                                                                                                          79
  4.  Provision for loan and lease losses                                                                               1,990
  5.  Adjustments                                                                                                        None
  6.  Balance end of current period                                                                                    $3,739

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                                       10

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                NINE MONTHS ENDED SEPTEMBER 30, 1992 AND 1991

                                                                                                 SEPTEMBER           SEPTEMBER
  CASH FLOWS FROM OPERATING ACTIVITIES:                                                             1992                1991
    Net Income                                                                                      $2,790               $2,483
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Provision for loan losses                                                                    1,990                  450
        Depreciation and amortization                                                                  462                  436
        Net amortization of investment security discounts                                               85                   35
        (Gain) loss on sale of fixed assets                                                              0                    0
        Changes in assets and liabilities
          Increase (decrease) in interest receivable
          and other assets                                                                          (1,796)                (171)
          (Increase) decrease in interest payable
          and other liabilities                                                                       (967)                 934

                NET CASH PROVIDED BY OPERATING ACTIVITIES                                           $2,564               $4,167

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from calls or maturities of investment securities                                      $7,404               $6,600
    Proceeds from sales of investment securities                                                    33,496                    0
    Purchase of investment securities                                                              (36,325)             (10,050)
    Increase (decrease) in securities sold under repurchase
    agreements                                                                                       2,300               (1,675)
    Net (increase) decrease in loans receivable                                                    (28,904)             (13,933)
    Net (increase) decrease in bankers' acceptances                                                 13,139               (4,635)
    Capital expenditures                                                                            (1,144)              (3,525)
    Net loan (losses) recoveries                                                                       (79)                 (38)
               NET CASH PROVIDED BY INVESTING ACTIVITIES                                          ($10,113)            ($27,256)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in demand deposits, NOW accounts,
      savings deposits and money fund deposits                                                     $20,234              $59,383
    Net increase (decrease) in certificates of deposit                                              (5,064)              (6,364)
    Cash dividends                                                                                  (1,430)              (1,261)
    Proceeds from common stock issued                                                                  494                  680
              NET CASH USED BY FINANCING ACTIVITIES                                                 14,234               52,438
              INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                      $6,685              $29,349

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                 $38,415              $37,149

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                       $45,100              $66,498

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT

                    Fiscal Quarter Ended September 30, 1992

Balance at beginning of current fiscal year       $15,402,301

Net income to date                                  2,790,194

Transfer to Dividends Payable                      (1,430,163)
                                                  -----------

Balance at end of interim period                  $16,762,332

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                                       12

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                        Quarter ended September 30, 1992

The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1992.

NOTE A - Summary of Significant Accounting Policies

Investment Securities

Investment securities, which are generally held to maturity, are stated at cost, adjusted for the accretion of discounts and amortization of premiums using the straight line method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the life of the respective lease or the estimated useful lives of the improvements, whichever is the shorter period. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.


NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

   Statutory tax rate                 100.0%
   Tax effect of municipal income     (40.2)
                                      ------
   Current provision tax rate          59.8


              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the second quarter of 1992, the Bank's capital increased by $163,879, or .61%, compared to an increase of $362,601, or 1.51% in the same period of 1991. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of $0.55 per share to shareholders of record July 30, 1992. This compares to a dividend of $0.55 per share in the same period of 1991.

The Bank is subject to Officer of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholder's equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least
50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The guidelines provide for a transition period that extends through the end of 1992. As of December 31, 1990, the minimum required ratio for qualifying Total Capital (including grandfathered goodwill) using the 1990 transition rules is 7.25% of which 3.625% must be Tier 1 Capital. After the end of 1992, the minimum required qualifying total capital ratio will be 8%, of which at least 4% must consist of Tier 1 Capital. At September 30, 1992, the Bank's Tier 1 Capital totaled $27,045,003 and Total Capital was $30,784,132.
The Bank's Tier 1 capital to total risk weighted assets ratio was 10.77% and its Total Capital to total risk weighted assets ratio was 12.26%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending September 30, 1992 and for the years ending December 31, 1991 and December 31, 1990.

AVERAGE BALANCE SHEET

                                       9/30/92                          12/31/91                           12/31/90
                                       -------                          --------                           --------
ASSETS
Cash & Due From Banks         $20,678            6.01%           $17,299            5.60%           $16,367            5.99%
Investment Securities          69,973           20.35%            66,201           21.43%            58,906           21.56%
Fed Funds Sold                 25,549            7.43%            27,283            8.83%            23,110            8.46%
Loans                         208,716           60.70%           180,647           58.48%           160,593           58.77%
Premises & Equipment           14,549            4.23%            13,321            4.31%            10,622            3.89%
Other Assets                    4,407            1.28%             4,172            1.35%             3,644            1.33%
                            ---------         --------          --------          -------          --------         --------

  TOTAL ASSETS              $ 343,872          100.00%         $ 308,923          100.00%          $273,242          100.00%
                            =========         ========         =========          =======          ========          =======
LIABILITIES
Demand Deposits               $38,893           11.31%           $35,227           11.40%           $31,194           11.42%
 Savings & Now                 65,309           18.99%            55,408           17.94%            48,938           17.91%
Money Funds                   176,555           51.34%           150,012           48.56%           115,661           42.33%
Time Deposits                  33,907            9.86%            40,673           13.17%            53,689           19.65%
                            ---------          -------          --------          -------          --------          -------
  Total Deposits            $ 314,664           91.51%         $ 281,320           91.06%          $249,482           91.30%
Other Borrowings                  886            0.26%             1,181            0.38%               659            0.24%
Other Liabilities               1,903            0.55%             2,687            0.87%             2,208            0.81%
                            ---------        ---------          --------          -------          --------          -------
  TOTAL LIABILITIES         $ 317,453           92.32%         $ 285,188           92.32%          $252,349           92.35%
SHAREHOLDERS EQUITY            26,419            7.68%            23,735            7.68%            20,893            7.65%
                            ---------        ---------         ---------          -------          --------          -------
  TOTAL LIABILITIES         $ 343,872          100.00%         $ 308,923          100.00%          $273,242          100.00%
    AND EQUITY              =========        =========         =========          =======          ========          =======


Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending September 30, 1992, those assets comprised 33.79% of the Bank's assets compared to 35.86% in 1991 and 36.01% in 1990.

A principal source of liquidity is new deposit generation. Historically, loan generation has lagged deposit growth. That trend reversed in 1988 and continued in the present period. In the third quarter of 1992, the loan growth rate of 15.54% surpassed the deposit growth rate of 11.85%. The loan to deposit ratio decreased from 64.37% in 1990 to 64.21% in 1991 and increased to 66.30% in the third quarter of 1992. Growth rates for the third quarter of 1992 and for the years 1991 and 1990 are shown in the following table.

                       September, 1992     1991          1990
                       ---------------     ----          ----
Net Loans                 $208,716       $180,647      $160,593
Growth Rate                  15.54%        12.49%        21.39%
Deposits                  $314,664       $281,320      $249,482
Growth Rate                  11.85%        12.76%        19.48%
Loans to Deposits            66.30%        64.21%        64.37%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of September 30, 1992, the investment portfolio totaled $68,992,000. Of that amount, $714,000, or 1.03% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of September 30, 1992, the Bank has two lines available totaling $8,000,000 of which $5,000,000 is committed until June 30, 1993, and on which commitment fees have been paid. $3,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers from borrowing from the Bank and any loan to a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended September 30, 1992:

Outstanding Balances as of June 30, 1992                      $ 1,252,397.83

Aggregate Amount of New Loans Made                              1,249,545.98

Aggregate Amount of Repayments                                  1,723,089.15

Aggregate Amount of Other Changes                                 351,030.60

Aggregate Amount of Outstandings at September, 30 1992         $1,129,885.26

During the period ended September 30, 1992, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended September 30, 1992, average daily assets increased by $30.1 million or 9.50% over the third quarter 1991 and decreased by $4.3 million, or 1.24%, over the second quarter of 1992. Deposits and other borrowings increased $28.7 million, or 9.95% over the third quarter of 1991 and decreased $5.1 million, or 1.58% over the second quarter of 1992. The mix in earning assets reflects an increase in loan demand. Loans as a percent of earning assets were 71.22% for the quarter ended September 30, 1992, compared to 65.43% for the third quarter of 1991 and 66.56% for the second quarter of 1992.

Net Interest Income and Margin

In the three months ended September 30, 1992, net interest income on a fully taxable equivalent basis increased $182,000, or 4.42% from the preceding quarter and increased $655,000, or 17.99%, over the same period in 1991.

Interest-earning assets averaged $308.5 million, an increase of $25.4 million, or 8.96%, over the same period in 1991. Interest earned on those assets decreased $599,000, or 8.82%, for a total of $6,191,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 9.51% in the third quarter of 1991 to 7.96% in the current period. Compared with the preceding period, interest on earning assets decreased $141,000, or 2.23%. Yields decreased eleven basis points from 8.07% to 7.96%.

Average interest-bearing liabilities increased by $28.7 million to $317.6 million, or 9.95% over the same period in 1991. Interest expense decreased $1,254,000, or 39.81%. The composite average cost of funds decreased from 4.33% to 2.37%. In this quarter, compared to the prior quarter, the cost of funds decreased by thirty nine basis points from 2.76% to 2.37%. Net interest margin increased from 5.10% in the third quarter of 1991 to 5.24% in the second quarter of 1992 and to 5.52% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $110,400, or 17.32% over the same period in 1991 and increased $38,800, or 5.43% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $490,945 or 65.24% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense

Non-interest expense increased $214,380, or 8.09%, in this period compared to the same period in 1991, and decreased $55,800 or 1.91% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth. A portion of the increase is due to increased FDIC assessment rates. FDIC assessment increased by $23,500 or 15.33% to $177,000 in the current period.

Provision for Loan and Lease Losses

The Bank provided $675,000 for loan losses in this period compared to $150,000 provided in the third quarter of 1991 and $1,015,233 in the second quarter of 1992. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Letters of Credit

At September 30, 1992, the Bank's commitments under unused letters of credit were $5,927,882 of which 20% are reasonably expected to be exercised within the next twelve months. At September 30, 1991, such commitments totaled $7,519,343 and at June 30, 1992, $7,088,000.


              (The balance of this page intentionally left blank)

  The following table is a summary of the major elements of income and expenses for the quarter ended September 30, 1992 compared with the same quarter of 1991 and the quarter ended June 30, 1992.

                                     For the Three Months Ended                   For the Three Months Ended
                                     --------------------------                   --------------------------
                                     September 30    September 30    Percent       September 30        June 30          Percent
                                     ------------    ------------    -------       ------------        -------          -------
                                        1992            1991         Change           1992              1992             Change
                                        ----            ----         ------           ----              ----             ------
  Interest Income                     $5,883,022      $6,490,815       -9.36%       $5,883,022        $6,024,862        -2.35%
  Interest Expense                     1,896,145       3,149,972      -39.80%        1,896,145         2,219,461       -14.57%
                                      ----------      ----------                    ----------        ----------
  Net Interest Income                 $3,986,877      $3,340,843       19.34%       $3,986,877        $3,805,401         4.77%

  Provision for Loan Losses              675,000         150,000      350.00%          675,000         1,015,233       -33.51%
                                      ----------      ----------                    ----------        ----------
  Net Interest Income after
    Provision for Loan Losses         $3,311,877      $3,190,843        3.79%       $3,311,877        $2,790,168        18.70%

  Non-Interest Income                    752,553         641,460       17.32%          752,553           713,800         5.43%
  Non-Interest Expense                 2,865,522       2,651,142        8.09%        2,865,522         2,921,357        -1.91%
                                      ----------      ----------                    ----------        ----------
  Income Before Securities Gains      $1,198,908      $1,181,161        1.50%       $1,198,908          $582,611       105.78%

  Net Gain on Sale of Securities               0               0        0.00%                0           790,233      -100.00%
                                      ----------      ----------                    ----------        ----------
  Net Income Before Income Taxes      $1,198,908      $1,181,161        1.50%       $1,198,908        $1,372,844       -12.67%

  Income Taxes                           330,740         332,553       -0.55%          330,740           378,723       -12.67%
                                      ----------      ----------                    ----------        ----------
  Net Income                            $868,168        $848,608        2.30%         $868,168          $994,121       -12.67%
                                      ==========      ==========                    ==========        ==========
  Earnings per Share of
    Common Stock:
    Net Income                             $0.65           $0.64        1.56%            $0.65             $0.75       -13.33%
  Dividends per Share of
    Common Stock                           $0.55           $0.55        0.00%            $0.55             $0.00       100.00%

  INTEREST RATES AND NET INTEREST DIFFERENTIAL

  The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended September 30, 1992 over the same period in 1991 and for the three months ended June 30, 1992. Average balances are expressed in thousands of dollars:

                                                                         For the Three Months Ended
                                                    September 30, 1992                            September 30, 1991
                                              ------------------------------------------------------------------------------
                                              Average          Income/       Yield/       Average      Income/       Yield/
                                              Balance          Expense       Rate %       Balance      Expense        Rate %
  ASSETS
  Investment Securities:
    Taxable                                    $35,247         $623         7.01%       $34,282         $711         8.23%
    Non-Taxable*                                33,494          906        10.73%        31,581          881        11.07%
  Federal Funds Sold                            20,020          155         3.07%        32,016          442         5.48%
  Loans-Interest & Fees                        219,719        4,507         8.14%       185,239        4,756        10.19%
   Total Earning Assets                        308,480        6,191         7.96%       283,118        6,790         9.51%

  Cash & Due From Banks                         21,290                                   17,845
  Premises & Equipment                          14,796                                   13,690
  Other Assets                                   1,998                                    1,837

    Total Assets                              $346,564                                 $316,490

  LIABILITIES & SHAREHOLDERS EQUITY

  Deposits & Borrowings
    Demand                                     $39,011           $0         0.00%       $35,317           $0         0.00%
    Savings & Now                               67,025          290         1.72%        56,178          514         3.63%
    Money Funds                                177,090        1,297         2.91%       155,071        2,022         5.17%
    Time                                        31,848          292         3.64%        39,919          584         5.80%
    Other Borrowed Funds                         2,604           17         2.59%         2,356           30         5.05%

  Total Deposits & Borrowings                  317,578        1,896         2.37%       288,841        3,150         4.33%

  Other Liabilities                              1,814                                    3,557

  Shareholders' Equity                          27,172                                   24,092

    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                      $346,564                                 $316,490

  Interest and Loan Fee Income                                6,191         7.96%                      6,790         9.51%
  Interest Expense**                                          1,896         2.44%                      3,150         4.41%

  NET INTEREST INCOME AND MARGIN                             $4,295         5.52%                     $3,640         5.10%


 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $308,287 for the quarter ending September 30, 1992 and $299,503 for the quarter ending September 30, 1991.
**Interest on deposits as a percent of earning assets.

                                                                         For the Three Months Ended
                                                September 30, 1992                                    June 30, 1992
                                        -----------------------------------------------------------------------------------------
                                        Average          Income/         Yield/          Average          Income/       Yield/
                                        Balance          Expense         Rate %          Balance          Expense       Rate %

  ASSETS
  Investment Securities:

    Taxable                             $35,247            623            7.01%           $35,692            1,000        11.24%
    Non-Taxable*                         33,494            906           10.73%            33,028              596         7.24%
  Federal Funds Sold                     20,020            155            3.07%            36,493              327         3.59%
  Loans-Interest & Fees                 219,719          4,507            8.14%           209,449            4,409         8.44%
   Total Earning Assets                 308,480          6,191            7.96%           314,662            6,332         8.07%


  Cash & Due From Banks                  21,290                                            19,898
  Premises & Equipment                   14,796                                            14,495
  Other Assets                            1,998                                             1,874

    Total Assets                       $346,564                                          $350,929



  LIABILITIES & SHAREHOLDERS EQUITY


  Deposits & Borrowings

    Demand                              $39,011             $0            0.00%           $38,741               $0         0.00%
    Savings & Now                        67,025            290            1.72%            65,457              305         1.87%
    Money Funds                         177,090          1,297            2.91%           181,845            1,544         3.41%
    Time                                 31,848            292            3.64%            36,584              367         4.02%
    Other Borrowed Funds                  2,604             17            2.59%                54                3        22.28%


  Total Deposits & Borrowings           317,578          1,896            2.37%           322,681            2,219         2.76%


  Other Liabilities                       1,814                                             1,659
  Shareholders' Equity                   27,172                                            26,589


    TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY               $346,564                                          $350,929


  Interest and Loan Fee Income                           6,191            7.96%                              6,332         8.07%
  Interest Expense**                                     1,896            2.44%                              2,219         2.83%


  NET INTEREST INCOME AND MARGIN                        $4,295            5.52%                             $4,113         5.24%

 *Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $308,287 for the quarter ending September 30, 1992 and $306,809 for the quarter ending June 30, 1992.

PART II

ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM F-3

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be files as a part of this report.

No Form F-3 Report was required to be filed in the third quarter of 1992.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               University National Bank and
                                               Trust Company


                                               By: /s/ Carl J. Schmitt
                                                  ----------------------
                                                  Carl J. Schmitt, Chairman
                                                 and Chief Executive Officer

Date: November 12, 1992

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Title
- ---------                     -----
Carl J. Schmitt*              Chairman of the Board, Chief
                              Executive Officer, President
                              and Director (Principal Executive Officer)

Gayle A. Anderson*            Executive Vice President and
                              Chief Financial Officer
                              (Principal Financial and
                              Principal Accounting Officer)

Lawrence A. Aufmuth*          Director

Thomas R. Brown*              Director

Linda R. Meier*               Director

Betsy J. Morgenthaler*        Director

J. Boyce Nute*                Director

George G. C. Parker*          Director

William A. Preston*           Director

Leslie M. Quist*              Director

Leonard Ware*                 Director

*By:/s/ Carl J. Schmitt
    ------------------------
      (Carl J. Schmitt,
      Attorney-In-Fact)       Date: November 12, 1992